Exhibit 10(dd)

October 28, 1998

Mr. Arthur G. Meyer

MacGregor Park

Dear Art,

It is my pleasure to tell you that effective January 1, 1999, you are included in DPL’s executive health care plan. As well as providing current full medical benefits, this program also ensures that you will have complete medical benefits during your lifetime.

The enclosed packet provides all the necessary information. If you have any questions, please call Jeanne Holihan.

I appreciate your continued contributions to our Company.

Best regards,

Allen M. Hill

President and

Chief Executive Officer